UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Skyward Specialty Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

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This Amendment No. 2 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A originally filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026 (the “Original Filing”), as amended by that certain Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A, is being filed by Skyward Specialty Insurance Group, Inc. (the “Company”) solely to correct certain errors in the Inline eXtensible Business Reporting Language (“iXBRL”) tagging.
Specifically, this Amendment corrects scaling errors in the interactive data tags in the Net Income column of the Pay Versus Performance table required by Item 402(v) of Regulation S-K.
This Amendment consists of the cover page, this explanatory note, and the Pay Versus Performance section. No other changes have been made to the Original Filing, and this Amendment does not reflect events occurring after the date of the Original Filing. This Amendment does not update any of the disclosures contained in the Original Filing to reflect facts or events that have occurred since the date of the Original Filing.

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the SEC for our principal executive officer ("PEO") and Non-PEO NEOs and Company performance for the fiscal years listed below.

Fiscal Year(1)	Summary Compensation Table Total for PEO Robinson, Andrew(2)	Compensation Actually Paid to PEO Robinson, Andrew(3)(4)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(5)(6)	SKWD Total Shareholder Return(7)	Peer Group Total Shareholder Return(7)	Net Income ($M)	Internal Combined Ratio(8)
2025	$5,532,117	$6,101,366	$1,423,518	$1,512,514	$267.59	$127.60	$170.03	89.6%
2024	$4,641,869	$17,050,183	$1,107,150	$2,842,640	$264.61	$128.30	$118.83	91.6%
2023	$8,621,743	$23,150,543	$1,746,147	$3,838,066	$177.38	$103.37	$85.98	91.6%
(1)    Mr. Robinson was our PEO for each fiscal year included in the table. The following officers are included in the Non-PEO NEO group for the following fiscal years:
Year                    Non-PEO NEOs
2025        Mark Haushill, John Burkhart, Patricia Ryan, and Sandip Kapadia
2024        Mark Haushill, John Burkhart, Kirby Hill, and Sandip Kapadia
2023        Mark Haushill, John Burkhart, and Kirby Hill
(2)    Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for the CEO and the average of the compensation amounts reported in the "Total" column of the SCT for the Non-PEO NEOs.
(3)    Amounts reflect the amounts reported in the “Summary Compensation Table Total for PEO” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding the decisions made by the Compensation Committee with respect to the PEO’s compensation for fiscal year 2025, please see the Compensation Discussion and Analysis sections of this Proxy Statement.

The PEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

PEO: Robinson, Andrew
Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025
SCT Total	$5,532,117
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,563,117)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,740,136
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$516,831
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($124,602)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$6,101,366
(4)    For the PEO in the table above, the foregoing amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid (“CAP”) as determined in accordance with SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the PEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.
(5)    Amounts reflect the amounts reported in the “Average Summary Compensation Table Total for Non-PEO NEOs” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the Non-PEO NEOs compensation for fiscal year 2025, please see the Compensation Discussion and Analysis sections of this Proxy Statement.

Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025
SCT Total	$1,423,518
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($313,288)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$342,257
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$79,526
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($19,499)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$1,512,514
(6)    For each of the NEOs in the table above, the foregoing amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid (“CAP”) as determined in accordance with SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.
(7)    Total Shareholder Return ("TSR") is determined based on the value of an initial fixed investment of $100 made on January 13, 2023 (IPO Date). The TSR peer group consists of the NASDAQ Insurance Index TSR, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(8)    Our Company-Selected Measure, which is the measure that we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2025 to our company’s performance is Internal Combined Ratio, which is consistent with the metric used for both our Short-Term incentive Plan and PSUs under our annual Long Term Incentive Program. See Appendix A - Non-GAAP Reconciliations on page A-1 at the end of this Proxy Statement for further information.
Narrative to Pay Versus Performance Table
For the fiscal year ending December 31, 2025, there are four important performance measures used to link compensation actually paid to our NEOs to company performance which are listed below in no particular order:

Measure
Internal Combined Ratio
Gross Written Premiums
Growth in Book Value Per Share
Absolute Stock Price

Analysis of the Information Presented in the Pay Versus Performance Table
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the TSR performance of our stock price.
The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with Net Income.

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs as a result of our Internal Combined Ratio performance.